                                                                    EXHIBIT 23.2

Consent of Independent Accountants

We consent to the incorporation by reference in the Registration Statement of ANSYS, Inc. and Subsidiaries on Form S-8 (File No. 333-4278) of our reports dated January 29, 1998, on our audit of the consolidated financial statements and financial statement schedule of ANSYS, Inc. and Subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which reports are included or incorporated by reference in this Annual Report on Form 10-K.

/S/ Coopers & Lybrand L.L.P.
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Coopers & Lybrand L.L.P.
Pittsburgh, Pennsylvania
March 20, 1998